SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement ☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

HARRIS CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

[HARRIS CORPORATION LETTERHEAD]

October 10, 2001

A Reminder

Dear Shareholder:

On review of our records, we find that your vote relating to our company’s annual meeting of shareholders has not been received.

We would like to have your shares represented at the meeting, and we therefore hope that you will sign and return the card at your earliest convenience, or if you prefer, vote via telephone or the Internet. Instructions for these convenient ways to vote are set forth on the enclosed voting instruction card.

On chance that the proxy card and instructions have been mislaid, we are enclosing a duplicate copy together with a return envelope for your use. If you have already sent your card or have voted via telephone or the Internet, please disregard this letter.

Thank you for your cooperation.

Yours truly,

R. L. Ballantyne

Enclosures